Hyundai Auto Receivables Trust 2003-A
Monthly Servicing Report
================================================================================

Collection Period                                                     July, 2004
Distribution Date                                                       08/16/04
Transaction Month                                                              9
30/360 Days                                                                   30
Actual/360 Days                                                               32

I.  ORIGINAL DEAL PARAMETERS
----------------------------

Cut off Date:           September 30, 2003
Closing Date:             November 7, 2003

                                    Dollars           Units          WAC       WAM
                                    -------           -----          ---       ---
Original Pool Balance:           $815,463,348.54      52,845        7.296%     56

                                  Dollar Amount     % of Pool    Coupon Rate           Final Payment Date
                                  -------------     ---------    -----------           ------------------
   Class A-1 Notes               $170,000,000.00      20.847%      1.1100%              November 15, 2004
   Class A-2 Notes               $241,000,000.00      29.554%      1.5600%             September 15, 2006
   Class A-3 Notes               $130,000,000.00      15.942%      2.3300%              November 15, 2007
   Class A-4 Notes               $120,618,000.00      14.791%      3.0200%               October 15, 2010
   Class B Notes                 $ 39,034,000.00       4.787%      2.9900%               October 15, 2010
   Class C Notes                 $ 11,710,000.00       1.436%      3.1900%               October 15, 2010
   Class D Notes                 $ 40,985,000.00       5.026%      4.0600%               October 15, 2010
                                 ----------------------------
Total Securities                 $753,347,000.00      92.383%

   Overcollateralization         $ 27,323,343.23       3.351%
   YSOA                          $ 34,793,005.31       4.267%
                                 ----------------------------
Total Original Pool Balance      $815,463,348.54      100.00%
==========================================================================================================


II.  POOL BALANCE AND PORTFOLIO INFORMATION
-------------------------------------------

                                 ------------------------------------------------------------------------------------------
                                        Beginning of Period                    Ending of Period                 Change
                                 ------------------------------------------------------------------------------------------
                                    Balance           Pool Factor          Balance          Pool Factor
                                    -------           -----------          -------          -----------
   Class A-1 Notes               $           -               -         $           -               -         $          -
   Class A-2 Notes               $210,511,021.61       0.8734897       $191,310,525.50       0.7938196       $19,200,496.11
   Class A-3 Notes               $130,000,000.00       1.0000000       $130,000,000.00       1.0000000       $          -
   Class A-4 Notes               $120,618,000.00       1.0000000       $120,618,000.00       1.0000000       $          -
   Class B Notes                 $ 39,034,000.00       1.0000000       $ 39,034,000.00       1.0000000       $          -
   Class C Notes                 $ 11,710,000.00       1.0000000       $ 11,710,000.00       1.0000000       $          -
   Class D Notes                 $ 40,985,000.00       1.0000000       $ 40,985,000.00       1.0000000       $          -
                                 ------------------------------------------------------------------------------------------
Total Securities                 $552,858,021.61       0.7338690       $533,657,525.50       0.7083821       $19,200,496.11

Weighted Avg. Coupon (WAC)                  7.21%                                                                      7.20%
Weighted Avg. Remaining
   Maturity (WARM)                         47.61                                                                      46.67
Pool Receivables Balance         $625,104,994.80                                                            $602,930,292.37
Remaining Number of Receivables           47,162                                                                     46,351

Adjusted Pool Balance                                                                                       $580,002,744.98
===========================================================================================================================
III.  COLLECTIONS
-----------------

Principal:
     Principal Collections                                                                                  $ 21,103,740.02
     Repurchased Contract Proceeds Related to Principal                                                     $           -
     Liquidation Proceeds                                                                                   $           -
     Recoveries from Prior Month Charge-Offs                                                                $    158,201.11
                                                                                                            ---------------
Total Principal Collections                                                                                 $ 21,261,941.13

Interest:
     Interest Collections                                                                                   $  3,716,321.78
     Interest on Repurchase Principal                                                                       $           -
                                                                                                            ---------------
Total Interest Collections                                                                                  $  3,716,321.78

Reserve Account Interest                                                                                    $      5,483.82

Total Collections                                                                                           $ 24,983,746.73


                                     1 of 3

Hyundai Auto Receivables Trust 2003-A
Monthly Servicing Report
================================================================================

Collection Period                                                     July, 2004
Distribution Date                                                       08/16/04
Transaction Month                                                              9
30/360 Days                                                                   30
Actual/360 Days                                                               32


IV.  DISTRIBUTIONS
------------------

     Total Collections                                                                  $24,983,746.73
     Reserve Account Release                                                            $          -
     Reserve Account Draw                                                               $          -
                                                                                        --------------
Total Available for Distribution                                                        $24,983,746.73

                                                 Amount Due        Amount Paid
                                                 ----------        -----------
1.  Servicing Fee @1.00%:
    Servicing Fee Due                          $   520,920.83     $   520,920.83        $   520,920.83

2.  Class A Noteholders Interest:
    Class A-1 Notes                            $          -       $          -
    Class A-2 Notes                            $   273,664.33     $   273,664.33
    Class A-3 Notes                            $   252,416.67     $   252,416.67
    Class A-4 Notes                            $   303,555.30     $   303,555.30
                                               --------------     --------------
       Total Class A interest:                 $   829,636.30     $   829,636.30        $   829,636.30

3.  First Priority Principal Distribution:     $          -       $          -                     -

4.  Class B Noteholders Interest:              $    97,259.72     $    97,259.72        $    97,259.72

5.  Second Priority Principal Distribution:    $          -       $          -          $          -

6.  Class C Noteholders Interest:              $    31,129.08     $    31,129.08        $    31,129.08

7.  Third Priority Principal Distribution:     $          -       $          -          $          -

8.  Class D Noteholders Interest:              $   138,665.92     $   138,665.92        $   138,665.92

       Available Funds Remaining:                                                       $23,366,134.88

9.  Regular Principal Distribution Amount:                                              $19,200,496.11

                                            Distributable Amount   Paid Amount
                                            --------------------   -----------
    Class A-1 Notes                                               $         -
    Class A-2 Notes                                               $19,200,496.11
    Class A-3 Notes                                               $          -
    Class A-4 Notes                                               $          -
                                                                  --------------
       Class A Notes Total:                    $87,612,202.17     $19,200,496.11
       Class B Notes Total:                    $26,123,993.14     $          -
       Class C Notes Total:                    $16,938,435.72     $          -
       Class D Notes Total:                    $          -       $          -
                                                                  --------------
          Total Noteholders Principal                             $19,200,496.11

10.  Available Amounts Remaining to reserve account                                     $ 4,165,638.77

11.  Trust Fees and Expenses                                                            $          -

12.  Remaining Available Collections Released to Cetificateholder                       $ 4,165,638.77
======================================================================================================

V.  YIELD SUPPLEMENT OVERCOLLATERALIZATION AMOUNT (YSOA)
--------------------------------------------------------

Beginning Period Required Amount                                                        $24,002,803.55
Beginning Period Amount                                                                 $24,002,803.55
Current Period Amortization                                                             $ 1,075,256.16
Ending Period Required Amount                                                           $22,927,547.39
Ending Period Amount                                                                    $22,927,547.39
Next Distribution Date Required Amount                                                  $21,877,542.29


                                     2 of 3

Hyundai Auto Receivables Trust 2003-A
Monthly Servicing Report
================================================================================

Collection Period                                                     July, 2004
Distribution Date                                                       08/16/04
Transaction Month                                                              9
30/360 Days                                                                   30
Actual/360 Days                                                               32

VI.  RESERVE ACCOUNT
--------------------
Beginning Period Required Amount                                                                        $ 5,855,027.57
Beginning Period Amount                                                                                 $ 5,855,027.57
Current Period Release to Collection Account                                                            $          -
Current Period Deposit                                                                                  $ 4,165,638.77
Current Period Release to Depositor                                                                     $ 4,165,638.77
Ending Period Required Amount (0.75% of APB of cut-off date)                                            $ 5,855,027.57
Ending Period Amount                                                                                    $ 5,855,027.57
======================================================================================================================

VII.  OVERCOLLATERALIZATION
---------------------------

                                                                   Beginning           Ending             Target
                                                                   ---------           ------             ------
Overcollateralization Amount                                     $50,200,472.66     $46,345,219.48     $46,345,219.48
Overcollateralization as a % of Original Pool                      6.16%              5.68%              5.68%
Overcollateralization as a % of Current Pool                       8.33%              7.69%              7.69%
======================================================================================================================

VIII.  DELINQUENCY AND NET LOSS ACTIVITY
----------------------------------------

                                                           Units Percent    Units     Dollars Percent   Dollar Amount
                                                           -------------    -----     ---------------   -------------
     Current                                                   97.95%       45,399        97.95%       $590,547,623.32
     30 - 59 Days                                               1.60%          742         1.65%       $  9,929,669.64
     60 - 89 Days                                               0.32%          150         0.31%       $  1,848,907.34
     90 + Days                                                  0.13%           60         0.10%       $    604,092.07
                                                           -----------------------------------------------------------
                                                                            46,351                     $602,930,292.37
Total
Delinquent Receivables 60 + days past due                       0.45%          210         0.41%       $  2,452,999.41
Delinquency Ratio 60+ for 1st Preceding Collection Period       0.38%          179         0.34%       $  2,104,148.84
Delinquency Ratio 60+ for 2nd Preceding Collection Period       0.29%          181         0.33%       $  2,132,336.65
                                                                -----                      -----
Three-Month Average Delinquency Ratio                           0.37%                      0.36%

Repossession in Current Period                                                                                      78
Repossession Inventory                                                                                              96

Charge-Offs
     Gross Principal of Charge-Off for Current Period                                                  $  1,070,962.41
     Recoveries for Current Period                                                                     $           -
     Recoveries on Previous Charge-off Contracts                                                       $   (158,201.11)
                                                                                                       ----------------
     Net Charge-offs for Current Period                                                                $    912,761.30

     Average Pool Balance for Current Period                                                           $614,017,643.59

Net Loss Ratio                                                                                                    1.78%
Net Loss Ratio for 1st Preceding Collection Period                                                                1.76%
Net Loss Ratio for 2nd Preceding Collection Period                                                                1.74%
                                                                                                       ----------------
Three-Month Average Net Loss Ratio for Current Period                                                             1.76%

Cumulative Net Losses for All Periods                                                                  $  6,230,389.06
Cumulative Net Losses as a % of Initial Pool Balance                                                              0.76%


The undersigned hereby represents and warrants that the foregoing is a true and accurate accounting with respect to the outstandings as of July 31, 2004, in accordance with the Sale and Servicing Agreement dated as of November 7, 2003, and that all the representations and warranties set forth in Section 3.01 and made by HMFC, as Seller, are hereby restated and reaffirmed.

                                      HYUNDAI MOTOR FINANCE COMPANY, AS SERVICER


                               By:    /s/ David A. Hoeller
                                      ----------------------------
                               Name:  David A. Hoeller
                               Title: Vice President, Finance
                               Date:  August 9, 2004


                                     3 of 3

                             SERVICER'S CERTIFICATE



                          Collection Period: July, 2004

                       Distribution Date: August 16, 2004

                      Hyundai Auto Receivables Trust 2003-A


     The undersigned certifies that he is the Vice President, Finance, of Hyundai Motor Finance Company, a California corporation ("HMFC") and that as such he is duly authorized to execute and deliver this certificate on behalf of HMFC pursuant to Section 4.09 of the Sales and Servicing Agreement dated November 7, 2003, among HMFC, as Seller and Servicer, Wells Fargo Bank Minnesota, as Indenture Trustee, Hyundai ABS Funding Corporation, as the Depositor and, the Hyundai Auto Receivables Trust 2003-A, as Issuer (the "Sales and Servicing Agreement") (all capitalized terms used herein without definition have the respective meanings specified in the Sales and Servicing Agreement) and further certifies that:

     1. The Servicer's report for the period from July 1, 2004, to July 31, 2004, attached to this certificate is complete and accurate and contains all information required by Section 4.09 of the Sales and Servicing Agreement; and

     2. As of July 31, 2004, no Event of Servicing Termination or event that with notice or lapse of time or both would become an Event of Servicing Termination has occurred.

     IN WITNESS WHEREOF, I have affixed hereunto my signature this 9th day of August 2004.


                                     HYUNDAI MOTOR FINANCE COMPANY, as Servicer a California corporation



                                     By: /s/ David A. Hoeller
                                        ---------------------------------------
                                        David A. Hoeller
                                        Vice President, Finance